CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard
Pennsylvania Tax-Free Funds of our report dated January 17, 2019, relating to the financial statements and financial highlights, which appears in Vanguard Pennsylvania Tax-Exempt Money Market Fund and Vanguard
Pennsylvania Long-Term Tax-Exempt Fund’s Annual Report on Form N-CSR for the year ended November 30,
2018. We also consent to the references to us under the heading “Financial Statements”, “Service
Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration
Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2019